EXHIBIT p(iii)
                                POWER OF ATTORNEY


         We, the undersigned Trustees of Schroder Series Trust, hereby severally constitute and appoint Catherine A. Mazza, Alexandra Poe, and Timothy W. Diggins as his true and lawful attorneys, with full power to each of them individually, to sign for us, and in our name and in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of Schroder Series Trust on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as said attorney might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof. This power of attorney revokes, as of its date, any power of attorney previously granted by any of the signatories in respect his or her service as a Trustee of Schroder Series Trust.


Name                                 Capacity                Date
----                                 --------                ----
 /s/ Peter E. Guernsey               Trustee                 December 15, 1998
-------------------------------
Peter E. Guernsey


 /s/ William L. Means                Trustee                 December 15, 1998
-------------------------------
William L. Means